UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 13, 2011

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04                      Temporary Suspension of Trading Under Registrant’s Employee
       Benefit Plans.

Carver Bancorp, Inc. (the “Company”) was notified on October 13, 2011, that as a result of a transfer of all of the assets of the Carver Bancorp, Inc. Employee Stock Ownership Plan (“ESOP”) into the Carver Federal Savings Bank 401(k) Plan (the “401(k) Plan”), due to the merger of the ESOP into the 401(k) Plan, there will be a blackout period beginning on November 30, 2011, and ending on or about December 9, 2011, during which participants in the 401(k) Plan will be temporarily unable to direct or diversify investments in their individual accounts, including accounts that hold common stock of the Company or to obtain a loan or distribution from the 401(k) Plan.

As a result of the foregoing, on October 13, 2011, the Company sent a Blackout Notice Concerning Limitations on Trading in Carver Bancorp, Inc. (“Notice”) to its directors and executive officers informing them that a blackout period with respect to directors and executive officers is expected to be in effect beginning November 30, 2011 and ending on or about December 9, 2011 for the Plan.

The Notice was provided to the Company’s directors and executive officers pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR.  A copy of the Notice is attached as Exhibit 99.1 to this current Report on Form 8-K and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(a)		Financial Statements of Businesses Acquired. Not Applicable.

(b)		Pro Forma Financial Information. Not Applicable.

(c)		Exhibits.

	Exhibit No.	Description

	99.1	Blackout Notice Concerning Limitations on Trading in Carver Bancorp, Inc. to Executive Officers and Directors of Carver Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CARVER BANCORP, INC.
DATE: October 13, 2011	By:	/s/ Mark A. Ricca
Mark A. Ricca
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit                                Description

99.1	Blackout Notice Concerning Limitations on Trading in Carver Bancorp, Inc. to Executive Officers and Directors of Carver Bancorp, Inc.

Exhibit 99.1